Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

January 28, 2009

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Fourth Quarter, Outstanding Full-Year 2008

•	Fourth-quarter Earnings Per Share from Continuing Operations Increase 14 percent
•	Total Backlog increases 22.5 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported that earnings from continuing operations in the fourth quarter of 2008 were $630 million, or $1.62 per share on a fully diluted basis, compared to 2007 fourth-quarter earnings from continuing operations of $578 million, or $1.42 per share fully diluted. Revenue increased to $7.9 billion in the quarter, compared to fourth-quarter 2007 revenue of $7.5 billion.

Full-year 2008 Results

Earnings from continuing operations for the full year of 2008 were $2.48 billion, or $6.22 per share on a fully diluted basis, an increase of 19.1 percent over 2007 full-year earnings from continuing operations of $2.1 billion, or $5.10 per share fully diluted. Revenue for the full year of 2008 was $29.3 billion, compared with $27.2 billion for 2007, an increase of 7.6 percent.

Cash

Net cash provided by operating activities from continuing operations totaled $805 million in the quarter and $3.1 billion for the year. Free cash flow from operations, defined as net cash provided by operating activities from continuing operations less capital expenditures, was $629 million in the quarter and $2.6 billion for the year.

Backlog

The company’s total backlog grew by $13.6 billion in the fourth quarter of 2008, to $74.1 billion. Compared to year-end 2007, total backlog increased by $27.3 billion. Funded backlog at year-end 2008 was $51.7 billion, an increase of $14.5 billion over the prior year.

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Margins

Operating margins for the fourth quarter of 2008 increased to 11.9 percent from 11.6 percent for fourth-quarter 2007. For the full year, company-wide operating margins increased by 110 basis points over 2007, to 12.5 percent.

Net Earnings

General Dynamics’ net earnings for the fourth quarter of 2008 were $612 million, which includes charges related to the sale of certain assets in Spain, compared to fourth-quarter 2007 net earnings of $579 million. Net earnings for the full year were $2.46 billion in 2008, compared to $2.1 billion in 2007.

“General Dynamics continued to perform well in the fourth quarter of 2008,” said Nicholas D. Chabraja, chairman and chief executive officer. “Sales increased in the Aerospace, Marine Systems and Information Systems and Technology groups when compared to the year-ago period, and company-wide operating margins increased 30 basis points in the quarter. The company’s funded and total backlog grew significantly over the previous quarter, and Marine Systems’ total backlog more than doubled, reflecting an order for eight additional Virginia-class nuclear-powered submarines.

“For the full year of 2008, all four business groups generated increased sales, operating earnings grew significantly faster than revenue and free cash flow from operations totaled 106 percent of net earnings,” Chabraja said. “These results reflect our continued focus on creating shareholder value through the fundamental strengths of the company: maximizing the profitability of a durable and growing backlog through continual performance improvement, and strong cash generation that supports strategic capital-deployment decision-making.

“Given the strength of our performance in 2008 and our record backlog going into the new year, we expect 2009 earnings to be in the range of $6.70 to $6.75 per share, fully diluted,” Chabraja said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 92,300 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

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Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter securities analyst conference call, scheduled for 11:30 a.m. Eastern Time on Wednesday, January 28, 2009. Those accessing the webcast will be able to listen to management’s discussion of the fourth-quarter and full-year results, as well as the question-and-answer session with securities analysts.

The webcast will be available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 3 p.m. on January 28 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 37776365. It will be available from 3 p.m. on January 28 until midnight February 4, 2009.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance
	2008	2007	$	%
NET SALES	$7,852	$7,515	$337	4.5%
OPERATING COSTS AND EXPENSES	6,914	6,644	(270)

OPERATING EARNINGS	938	871	67	7.7%

Interest, Net	(24)	(11)	(13)
Other, Net	14	—	14

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	928	860	68	7.9%

Provision for Income Taxes	298	282	(16)

EARNINGS FROM CONTINUING OPERATIONS	$630	$578	$52	9.0%

Discontinued Operations, Net of Tax	(18)	1	(19)

NET EARNINGS	$612	$579	$33	5.7%

EARNINGS PER SHARE—BASIC
Continuing Operations	$1.62	$1.43	$0.19	13.3%
Discontinued Operations	$(0.05)	$—	$(0.05)

Net Earnings	$1.57	$1.43	$0.14	9.8%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	389.0	403.3

EARNINGS PER SHARE—DILUTED
Continuing Operations	$1.62	$1.42	$0.20	14.1%
Discontinued Operations	$(0.05)	$—	$(0.05)

Net Earnings	$1.57	$1.42	$0.15	10.6%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	389.6	406.9

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance
	2008	2007	$	%
NET SALES	$29,300	$27,240	$2,060	7.6%
OPERATING COSTS AND EXPENSES	25,647	24,127	(1,520)

OPERATING EARNINGS	3,653	3,113	540	17.3%

Interest, Net	(66)	(70)	4
Other, Net	17	4	13

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,604	3,047	557	18.3%

Provision for Income Taxes	1,126	967	(159)

EARNINGS FROM CONTINUING OPERATIONS	$2,478	$2,080	$398	19.1%

Discontinued Operations, Net of Tax	(19)	(8)	(11)

NET EARNINGS	$2,459	$2,072	$387	18.7%

EARNINGS PER SHARE—BASIC
Continuing Operations	$6.26	$5.14	$1.12	21.8%
Discontinued Operations	$(0.05)	$(0.02)	$(0.03)

Net Earnings	$6.21	$5.12	$1.09	21.3%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	396.2	404.4

EARNINGS PER SHARE—DILUTED
Continuing Operations	$6.22	$5.10	$1.12	22.0%
Discontinued Operations	$(0.05)	$(0.02)	$(0.03)

Net Earnings	$6.17	$5.08	$1.09	21.5%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	398.7	408.1

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter		Variance
	2008	2007	$	%
NET SALES:
AEROSPACE*	$1,532	$1,211	$321	26.5%
COMBAT SYSTEMS	2,332	2,645	(313)	(11.8)%
MARINE SYSTEMS	1,380	1,218	162	13.3%
INFORMATION SYSTEMS AND TECHNOLOGY	2,608	2,441	167	6.8%

TOTAL	$7,852	$7,515	$337	4.5%

OPERATING EARNINGS:
AEROSPACE*	$264	$212	$52	24.5%
COMBAT SYSTEMS	308	323	(15)	(4.6)%
MARINE SYSTEMS	132	101	31	30.7%
INFORMATION SYSTEMS AND TECHNOLOGY	253	254	(1)	(0.4)%
CORPORATE	(19)	(19)	—	0.0%

TOTAL	$938	$871	$67	7.7%

OPERATING MARGINS:
AEROSPACE*	17.2%	17.5%
COMBAT SYSTEMS	13.2%	12.2%
MARINE SYSTEMS	9.6%	8.3%
INFORMATION SYSTEMS AND TECHNOLOGY	9.7%	10.4%
TOTAL	11.9%	11.6%

*	2008 includes two months of Jet Aviation.

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months		Variance
	2008	2007	$	%
NET SALES:
AEROSPACE*	$5,512	$4,828	$684	14.2%
COMBAT SYSTEMS	8,194	7,797	397	5.1%
MARINE SYSTEMS	5,556	4,993	563	11.3%
INFORMATION SYSTEMS AND TECHNOLOGY	10,038	9,622	416	4.3%

TOTAL	$29,300	$27,240	$2,060	7.6%

OPERATING EARNINGS:
AEROSPACE*	$1,021	$810	$211	26.0%
COMBAT SYSTEMS	1,111	916	195	21.3%
MARINE SYSTEMS	521	421	100	23.8%
INFORMATION SYSTEMS AND TECHNOLOGY	1,075	1,027	48	4.7%
CORPORATE	(75)	(61)	(14)	(23.0)%

TOTAL	$3,653	$3,113	$540	17.3%

OPERATING MARGINS:
AEROSPACE*	18.5%	16.8%
COMBAT SYSTEMS	13.6%	11.7%
MARINE SYSTEMS	9.4%	8.4%
INFORMATION SYSTEMS AND TECHNOLOGY	10.7%	10.7%
TOTAL	12.5%	11.4%

*	2008 includes two months of Jet Aviation.

Exhibit D

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PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	December 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and equivalents	$1,621	$2,891
Accounts receivable	3,469	2,874
Contracts in process	4,341	4,337
Inventories	2,029	1,621
Other current assets	490	575

Total Current Assets	11,950	12,298

Noncurrent Assets:
Property, plant and equipment, net	2,872	2,472
Intangible assets, net	1,617	972
Goodwill	11,413	8,942
Other assets	521	1,049

Total Noncurrent Assets	16,423	13,435

Total Assets	$28,373	$25,733

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term debt and current portion of long-term debt	$911	$673
Accounts payable	2,443	2,318
Customer advances and deposits	4,154	3,440
Other current liabilities	2,852	2,733

Total Current Liabilities	10,360	9,164

Noncurrent Liabilities:
Long-term debt	3,113	2,118
Other liabilities	4,847	2,683
Commitments and contingencies

Total Noncurrent Liabilities	7,960	4,801

Shareholders’ Equity:
Common stock	482	482
Surplus	1,346	1,141
Retained earnings	13,287	11,379
Treasury stock	(3,349)	(1,881)
Accumulated other comprehensive (loss) income	(1,713)	647

Total Shareholders’ Equity	10,053	11,768

Total Liabilities and Shareholders’ Equity	$28,373	$25,733

Exhibit E

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PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months Ended
	December 31, 2008	December 31, 2007
Cash Flows from Operating Activities:
Net earnings	$2,459	$2,072
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	301	278
Amortization	146	145
Stock-based compensation expense	105	86
Excess tax benefit from stock-based compensation	(31)	(67)
Deferred income tax provision	196	122
Discontinued operations, net of tax	19	8
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(386)	(519)
Contracts in process	73	(435)
Inventories	(183)	(135)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(38)	340
Customer advances and deposits	849	993
Other current liabilities	(203)	72
Other, net	(183)	(8)

Net Cash Provided by Operating Activities from Continuing Operations	3,124	2,952
Net Cash Used by Discontinued Operations — Operating Activities	(14)	(27)

Net Cash Provided by Operating Activities	3,110	2,925

Cash Flows from Investing Activities:
Business acquisitions, net of cash acquired	(3,224)	(330)
Sales/maturities of available-for-sale securities	1,423	2,619
Purchases of available-for-sale securities	(1,406)	(2,798)
Capital expenditures	(490)	(474)
Proceeds from sale of assets, net	34	108
Other, net	1	23

Net Cash Used by Investing Activities	(3,662)	(852)

Cash Flows from Financing Activities:
Purchases of common stock	(1,522)	(505)
Proceeds from commercial paper, net	904	—
Dividends paid	(533)	(445)
Proceeds from fixed-rate notes, net of repayments	495	—
Repayment of senior notes	(150)	—
Proceeds from option exercises	144	207
Excess tax benefit from stock-based compensation	31	67
Other, net	(87)	(110)

Net Cash Used by Financing Activities	(718)	(786)

Net (Decrease) Increase in Cash and Equivalents	(1,270)	1,287
Cash and Equivalents at Beginning of Period	2,891	1,604

Cash and Equivalents at End of Period	$1,621	$2,891

Exhibit F

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Fourth Quarter 2008		Fourth Quarter 2007
Non-GAAP Financial Measures:	Quarter	Year-to-date	Quarter	Year-to-date
Free Cash Flow from Operations:
Net Cash Provided by Operating Activities from Continuing Operations	$805	$3,124	$1,071	$2,952
Capital Expenditures	(176)	(490)	(180)	(474)

Free Cash Flow from Operations (A)	$629	$2,634	$891	$2,478

Return on Invested Capital:
Earnings from Continuing Operations	$2,478		$2,080
After-Tax Interest Expense	91		89
After-Tax Amortization Expense	100		99

Net Operating Profit after Taxes	2,669		2,268
Average Debt and Equity	14,390		13,430

Return on Invested Capital (B)	18.5%		16.9%

Other Financial Information:
Return on Equity (C)	21.4%		19.5%
Debt-to-Equity (D)	40.0%		23.7%
Debt-to-Capital (E)	28.6%		19.2%
Book Value per Share (F)	$26.00		$29.13
Total Taxes Paid	$113		$156
Company Sponsored Research and Development (G)	$125		$124
Employment	92,300		83,500
Sales per Employee (H)	$342,600		$329,400
Shares Outstanding	386,710,589		403,979,572

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The company uses free cash flow from operations to assess the quality of its earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities from continuing operations.
(B)	The company’s management believes return on invested capital is a measurement that is useful to investors, because it reflects the company’s ability to generate returns from the capital it has deployed in its operations. The company uses ROIC to evaluate investment decisions and as a performance measure in evaluating management. The company defines ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by the company’s average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(H)	Sales per employee is calculated by dividing net sales for the latest 12-month period by the company’s average number of employees during that period.

Exhibit G

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

Fourth Quarter 2008	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
AEROSPACE	$21,861	$618	$22,479	$2,342	$24,821
COMBAT SYSTEMS	12,127	2,831	14,958	2,732	17,690
MARINE SYSTEMS	10,482	15,963	26,445	1,510	27,955
INFORMATION SYSTEMS AND TECHNOLOGY	7,242	3,003	10,245	10,263	20,508

TOTAL	$51,712	$22,415	$74,127	$16,847	$90,974

Third Quarter 2008
AEROSPACE	$21,466	$618	$22,084	$2,278	$24,362
COMBAT SYSTEMS	12,540	3,300	15,840	2,625	18,465
MARINE SYSTEMS	7,907	3,573	11,480	2,143	13,623
INFORMATION SYSTEMS AND TECHNOLOGY	7,761	3,324	11,085	10,649	21,734

TOTAL	$49,674	$10,815	$60,489	$17,695	$78,184

Fourth Quarter 2007
AEROSPACE	$11,591	$665	$12,256	$925	$13,181
COMBAT SYSTEMS	10,824	2,077	12,901	2,347	15,248
MARINE SYSTEMS	7,621	4,439	12,060	2,513	14,573
INFORMATION SYSTEMS AND TECHNOLOGY	7,158	2,457	9,615	8,721	18,336

TOTAL	$37,194	$9,638	$46,832	$14,506	$61,338

*	The estimated potential contract value represents management’s estimate of the company’s future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including aircraft fleet customers’ options to purchase new aircraft. Because the value in the IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

Exhibit H

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FOURTH QUARTER 2008 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

General Dynamics received the following significant contract orders during the fourth quarter of 2008:

Combat Systems

•	Combined orders totaling $117 for RG-31 vehicle-related spares under the Mine Resistant Ambush Protected (MRAP) vehicle program.

•

$217 from the Swiss government for 232 Duro wheeled armored personnel vehicles and 12 Piranha wheeled military vehicles in various configurations. This contract has a potential value of $353 if all options are exercised.

•	Approximately $140 from the German government for 198 EAGLE IV wheeled military vehicles and related logistics and support services.

Marine Systems

•	$13.8 billion from the U.S. Navy for the construction of eight Virginia-class submarines under a multi-year contract.

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A contract with a potential value of $592 from the Navy to provide engineering, technical services, concept studies, and design of a Common Missile Compartment (CMC) for the next-generation SSBN submarine for the United States and the United Kingdom.

•	$940 from the Navy for the construction of the 11th and 12th T-AKE dry cargo-ammunition ships and long-lead materials for the 13th and 14th T-AKE ships.

Information Systems and Technology

•	$115 from the U.S. Air Force for design and implementation work on the next-generation Global Positioning System Space System program (GPS III).

•	$81 to deploy a WiFi infrastructure across the United States for the Department of Veterans Affairs.

•	$75 to provide life-cycle contractor support and training support for the Warfighter Field Operations Customer Support (FOCUS) program. This contract has a potential value of approximately $2 billion.

Exhibit I

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AIRCRAFT DELIVERIES (UNAUDITED)

	Fourth Quarter		Twelve Months
	2008	2007	2008	2007

GREEN (UNITS):
LARGE AIRCRAFT	20	19	87	79
MID-SIZE AIRCRAFT	21	16	69	59

TOTAL	41	35	156	138

COMPLETIONS (UNITS):
LARGE AIRCRAFT	21	20	87	82
MID-SIZE AIRCRAFT	17	17	65	56

TOTAL	38	37	152	138

PRE-OWNED:
UNITS	—	—	2	8

SALES (millions)	$1	$—	$18	$78
OPERATING EARNINGS (millions)	$(22)	$—	$(19)	$6

AEROSPACE MARGINS EXCLUDING PRE-OWNED ACTIVITY	18.7%	17.5%	18.9%	16.9%

AIRCRAFT ORDERS (UNAUDITED)

	UNITS
	Large Aircraft		Mid-size Aircraft		Total
	2008	2007	2008	2007	2008	2007
ORDERS	254	179	34	78	288	257
DELIVERIES (*)	87	79	69	59	156	138

BOOK-TO-BILL	2.92	2.27	0.49	1.32	1.85	1.86

(*)	Represents green deliveries.

Exhibit J

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